Exhibit 5.1
November 12, 2025
Board of Directors of
Hydrofarm Holdings Group, Inc.
1510 Main Street
Shoemakersville, PA 19555

Re. Hydrofarm Holdings Group, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:

We have acted as counsel to Hydrofarm Holdings Group, Inc., a Delaware corporation (the “Corporation”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale of an aggregate of up to $50,000,000 of the following securities, in one or more series or classes, separately or together: (i) shares of the Corporation’s Common stock, par value $0.0001 per share (“Common Stock”); (ii) shares of the Corporation’s Preferred Stock, par value $0.0001 per share (“Preferred Stock”); (iii) debt securities in one or more series (“Debt Securities”), to be issued under an indenture (the “Indenture”) between the Corporation, as issuer and a trustee chosen by the Corporation (“Trustee”) and qualified to act as such under the Trust Indenture Act of 1939, as amended; (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (together, the “Warrants”); (v) units consisting of two or more securities registered under the Registration Statement (“Units”); and (v) rights to purchase Common Stock, Preferred Stock, Debt Securities, Warrants, and Units (“Rights” and collectively with the Common Stock, Preferred Stock, Debt Securities, Warrants and Units the “Securities”). The Securities may be issued and sold or delivered from time to time for an aggregate initial offering price not to exceed $50,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

Any Debt Securities and any guarantees thereof offered for sale under the Registration Statement will be issued under the Indenture between the Corporation and Trustee.

Any Warrants offered for sale under the Registration Statement will be issued pursuant to one or more Warrant Agreements (each, a “Warrant Agreement”) between the Corporation and a warrant agent named therein (a “Warrant Agent”).
Any Units offered for sale under the Registration Statement will be issued pursuant to one or more Unit Agreements (each, a “Unit Agreement”) between the Corporation and a unit agent named therein (a “Unit Agent”).
Any Rights offered for sale under the Registration Statement will be issued pursuant to one or more Rights Agreements (each, a “Rights Agreement”) between the Corporation and a bank or trust company, as rights agent, named therein (a “Rights Agent”).

The Indenture, the Warrant Agreements, the Unit Agreements and the Rights Agreements are hereinafter referred to collectively as the “Securities Agreements.”
We have examined the Registration Statement and the form of the Indenture, each of which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Corporation and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of each party thereto other than the Corporation. We also have assumed that, with respect to the issuance of any shares of Common Stock or Preferred Stock, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable Securities Agreements and Securities, (1) the Corporation will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreement will have been duly authorized, executed and delivered by the Corporation in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Corporation of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of state of New York or the Delaware General Corporation Law, assuming there shall not have been any change in such law affecting the validity or enforceability of such Securities Agreement and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Corporation of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Corporation and (b) will comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.With respect to the Common Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Corporation and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Corporation or a duly authorized committee thereof (the “Board”) of the Corporation and otherwise in accordance with the provisions of such agreement, the Corporation’s certificate of incorporation, the Corporation’s bylaws and the Delaware General Corporation Law, the Common Stock will be validly issued, fully paid and nonassessable.

2.With respect to the Preferred Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Corporation, (b) due filing of the applicable definitive certificate of designations with respect to such Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement, the Corporation’s certificate of incorporation, the Corporation’s bylaws and the Delaware General Corporation Law, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board or duly authorized officers of the Corporation (such Board or authorized officers being referred to herein as the “Corporation Authorizing Party”) to authorize and approve the issuance and terms of any Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Corporation, and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Corporation Authorizing Party and otherwise in accordance with the provisions of such agreement and the Indenture, such Debt Securities will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

4.With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the applicable Corporation Authorizing Party to authorize and approve the issuance and terms of any Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Corporation and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the applicable Corporation Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable definitive Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

5.With respect to the Units, assuming (a) the taking of all necessary corporate action by the applicable Corporation Authorizing Party to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Units, the issuance and terms of such Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Corporation, (b) any Common Stock or Preferred Stock that are components of such Units are or will be, as applicable, validly issued, fully paid and nonassessable and the Debt Securities, Rights or Warrants that are components of such Units are valid and legally binding obligations of the Corporation and (c) the due execution, authentication, issuance and delivery, as applicable, of such Units and the Securities that are the components of such Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the applicable Corporation Authorizing Party and otherwise in accordance with the provisions of such agreement, the applicable definitive Securities Agreements, the Corporation’s certificate of incorporation, the Corporation’s bylaws and the Delaware General Corporation Law, such Units will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

6.With respect to the Rights, assuming (a) the taking of all necessary corporate action by the applicable Corporation Authorizing Party to authorize and approve the issuance and delivery to the Rights Agent of the Securities that are the components of any Rights, the issuance and terms of such Rights and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Corporation, (b) any Common Stock or Preferred Stock that are components of such Rights are or will be, as applicable, validly issued, fully paid and nonassessable and the Debt Securities, Units or Warrants that are components of such Rights are valid and legally binding obligations of the Corporation and (c) the due execution, authentication, issuance and delivery, as applicable, of such Rights and the Securities that are the components of such Rights, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the applicable Corporation Authorizing Party and otherwise in accordance with the provisions of such agreement, the applicable definitive Securities Agreements, the Corporation’s certificate of incorporation, the Corporation’s bylaws and the Delaware General Corporation Law, such Rights will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.
Our opinions set forth in paragraphs 3 through 6 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of the provisions of the Indenture relating to the separability of provisions of the Indenture.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We do not express any opinion herein concerning any law other than the law of the state of New York and the Delaware General Corporation Law.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Cozen O’Connor P.C.

Cozen O’Connor P.C.

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